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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the

                         Securities Exchange Act of 1934

                Date of Report (date of earliest event reported):
                                  May 31, 2001

                            HARVARD BIOSCIENCE, INC.
             (Exact Name of Registrant as specified in its charter)

          Delaware                        0-31923               04-3306140
(State or other jurisdiction         (Commission File        (I.R.S. Employer
     of incorporation)                    Number)           Identification No.)


                 84 October Hill Road, Holliston, MA 01746-1371
              (Address of principal executive offices and zip code)

                                 (508) 893-8999
              (Registrant's telephone number, including area code)


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         This Current Report on Form 8-K contains certain statements that are
"forward-looking statements" as that term is defined under the Private Securities Litigation Reform Act of 1995 and releases issued by the Securities and Exchange Commission. Such statements are subject to uncertainties and risks that could cause the actual results, performance or achievements of Harvard Bioscience to differ materially from anticipated future results, performance or achievements expressed or implied by such forward-looking statements. These uncertainties and risks include the risk that Harvard Bioscience will be unable to develop or acquire additional products to expand its product offerings, the risk that Harvard Bioscience will experience unforeseen problems affecting its ability to achieve revenue growth consistent with its goals or projections, uncertainties regarding the financial impact of the Union Biometrica acquisition on Harvard Bioscience's results of operations in future periods and particularly regarding whether its impact will be accretive to Harvard Bioscience's earnings, uncertainties regarding the technology, applications and customer acceptance of the Union Biometrica products, uncertainties regarding the impact of the events disclosed in this release on Harvard Bioscience's operations and its stock price, and other risks detailed in Harvard Bioscience's Securities and Exchange Commission filings.

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

                  On May 31, 2001, Harvard Bioscience, Inc., a Delaware corporation (the "Company"), acquired Union Biometrica, Inc., a Massachusetts corporation ("Union Biometrica") by merging Union Biometrica with and into the Company's wholly-owned subsidiary, Union Biometrica, Inc., a Delaware corporation ("Newco"). The merger was consummated pursuant to an Agreement and Plan of Merger, dated as of May 31, 2001, by and among the Company, Union Biometrica and Newco (the "Merger Agreement").

                  The purchase price for Union Biometrica consisted of approximately 659,282 shares of common stock of the Company, approximately $7.5 million paid in cash, and stock options to purchase approximately 263,202 shares of common stock of the Company. The amount of the purchase price was determined pursuant to the Merger Agreement. The Company used general working capital, together with a portion of the proceeds from its initial public offering in December 2000, to fund the cash payments that were made in connection with the merger. The merger is being accounted for as a purchase transaction.

                  Approximately 484,312 shares of common stock of the Company issued in the merger are being held in escrow to secure the indemnification obligations of the Union Biometrica stockholders. Two-thirds of the shares held in escrow are scheduled to be released after approximately 12 months and the remaining one-third of the shares are scheduled to be released after approximately 24 months.

                  Prior to the merger, Union Biometrica used its assets for the development and commercialization of instruments, assays and biological systems for the automated handling of model organisms. The Company intends to continue to use the assets it acquired in the merger


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for this purpose. The Merger Agreement, including the purchase price, was negotiated at arm's length between the Company and Union Biometrica. Neither the Company nor any director or officer of the Company was affiliated with or had a material relationship with Union Biometrica.

ITEM 7.           FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND
                  EXHIBITS.

                  (a)      FINANCIAL STATEMENTS OF BUSINESS ACQUIRED.

                            The financial statements of Union Biometrica required to be filed as part of this report will be filed by the Company by amendment to this report as soon as practicable, but not later than August 14, 2001.

                  (b)      PRO FORMA FINANCIAL INFORMATION.

                            The pro forma financial information required to be filed as part of this report will be filed by the Company by amendment to this report as soon as practicable, but not later than August 14, 2001.

                  (c)      EXHIBITS

                           EXHIBIT NO.      DESCRIPTION

                                2.1 Agreement and Plan of Merger, dated as of May 31, 2001, by and among Harvard Bioscience, Inc, Union Biometrica, Inc. and Union
                                            Biometrica, Inc.*

                                99.1        Press release dated May 31, 2001

                           *The Company agrees to furnish supplementally to the Commission a copy of any omitted schedule or exhibit to this agreement upon request by the Commission.


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:   June 15, 2001                 HARVARD BIOSCIENCE, INC.

                                       By: /s/ David Green
                                          -----------------------------
                                           David Green
                                           President


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                                  EXHIBIT INDEX

EXHIBIT NO.                          DESCRIPTION

2.1 Agreement and Plan of Merger, dated as of May 31, 2001, by and among Harvard Bioscience, Inc, Union Biometrica, Inc. and Union Biometrica, Inc.*

99.1                                 Press Release, dated May 31, 2001


                                    *The Company agrees to furnish
                                    supplementally to the Commission a copy of any omitted schedule or exhibit to this agreement upon request by the Commission.


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